UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2025

Citius Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41534	99-4362660
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTOR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On September 19, 2025, Citius Oncology, Inc. (the “Company) issued to a financial advisor warrants to purchase up to 360,000 shares of our common stock with an exercise price of $2.1875 per shares, that are exercisable on March 10, 2026, and that expire on March 10, 2031. The warrants were issued in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2025, the board of directors of the Company approved an amendment to the Company’s 2024 Omnibus Stock Incentive Plan (the “2024 Plan”) to increase the authorized number of shares of the Company’s common stock reserved for issuance thereunder from an aggregate of 15,000,000 shares to an aggregate of 30,000,000 shares. Other than the increase in the shares reserved for issuance under the 2024 Plan, there were no other changes to the 2024 Plan made by the amendment. A copy of the full text of the amendment to the 2024 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1	Amendment to the Citius Oncology, Inc. 2024 Omnibus Stock Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2025	CITIUS ONCOLOGY, INC.

	By:	/s/ Leonard Mazur
Leonard Mazur
Chairman and Chief Executive Officer

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